UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 1.01 Termination of a Material Definitive Agreement.

On January 12, 2021, LMP Long Island 001 Holdings, LLC, a Delaware limited liability corporation (“LMPLI”), a subsidiary of LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”), entered into a membership interest purchase agreement (the “Toyota MIPA”) with John Staluppi (the “Seller”), to acquire a 70% interest in Advantage Toyota and Millennium Toyota, Toyota automotive dealerships located in the New York area and owned and operated by Atlantic Automotive Group and its subsidiaries (collectively, “AAG”), in exchange for an aggregate purchase price of $104,290,900, consisting of $94,290,900 in cash and shares of the Company’s common stock in an aggregate value equal to $10,000,000. The closing of the acquisition is subject to certain customary conditions and manufacturer approvals.

On January 12, 2021, LMPLI entered into a membership interest purchase agreement (the “Hyundai MIPA”) with the Seller to acquire a 70% interest in Advantage Hyundai and Genesis of the North Shore, Millennium Hyundai and South Shore Hyundai, Hyundai automotive dealerships located in the New York area and owned and operated by AAG, in exchange for an aggregate purchase price of $58,979,900, consisting of $48,979,900 in cash and shares of the Company’s common stock in an aggregate value equal to $10,000,000. The closing of the acquisition is subject to certain customary conditions and manufacturer approvals.

On January 12, 2021, LMPLI entered into a membership interest purchase agreement (the “Honda MIPA”) with the Seller to acquire a 70% interest in Millennium Honda and The New Babylon Honda, Honda automotive dealerships located in the New York area and owned and operated by AAG, in exchange for an aggregate purchase price of $57,159,200, consisting of $42,159,200 in cash and shares of the Company’s common stock in an aggregate value equal to $15,000,000. The closing of the acquisition is subject to certain customary conditions and manufacturer approvals.

On January 12, 2021, LMPLI entered into a membership interest purchase agreement (the “Chevrolet MIPA” and, together with the Toyota MIPA, the Hyundai MIPA and the Honda MIPA, the “New MIPAs”) with the Seller to acquire a 70% interest in Millennium Chevrolet, a Chevrolet automotive dealership located in the New York area and owned and operated by AAG, in exchange for an aggregate purchase price of $10,570,000, consisting of $7,570,000 in cash and shares of the Company’s common stock in an aggregate value equal to $3,000,000. The closing of the acquisition is subject to certain customary conditions and manufacturer approvals.

As further discussed in Item 1.02 below, LMPLI had previously agreed to acquire a 70% interest in AAG, which agreement has been terminated simultaneously with the parties entry into the New MIPAs. The transactions contemplated by the New MIPAs, the parties have agreed to reduce the purchase price paid by LMPLI, as well as the number of automotive dealerships in which LMPLI will acquire an interest.

The New MIPAs are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, are incorporated herein by reference. The foregoing description of the New MIPAs and the transactions contemplated thereby are not complete and is qualified in its entirety by the contents of the New MIPAs.

A copy of the press release announcing the transactions contemplated by the New MIPAs is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on October 9, 2020, on October 9, 2020, LMPLI entered into a membership purchase agreement (the “Old MIPA”) with the Seller to acquire a 70% interest in AAG. On January 12, 2021, the LMPLI and the Seller agreed to terminate the Old MIPA in accordance with its terms. The Company did not incur any material termination penalties pursuant to such termination.

The description of the Old MIPA and the transactions contemplated thereby are incorporated by reference to the Company’s Current Report on Form 8-K filed on October 9, 2020.

A copy of the press release announcing the transactions contemplated by the MIPA is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and between LMP Long Island 001 Holdings, LLC and John Staluppi.
10.2	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and between LMP Long Island 001 Holdings, LLC and John Staluppi.
10.3	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and between LMP Long Island 001 Holdings, LLC and John Staluppi.
10.4	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and between LMP Long Island 001 Holdings, LLC and John Staluppi.
99.1	Press Release, dated January 13, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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